STONEGATE MORTGAGE CORPORATION REPORTS FIRST QUARTER 2015
FINANCIAL RESULTS

Indianapolis, Ind. - May 6, 2015 - Stonegate Mortgage Corporation ("Stonegate Mortgage" or the "Company") (NYSE: SGM), a specialty finance company focused on providing yield opportunities in the residential mortgage market, today reported results for the quarter ended March 31, 2015.   The Company operates as an intermediary between residential mortgage borrowers and the ultimate investors of mortgages through originating, financing, and servicing U.S. residential mortgages.

Jim Cutillo, Chief Executive Officer of Stonegate Mortgage commented, “I am pleased with the way our integrated business model performed in the first quarter.  The low rate environment resulted in increased servicing payoffs and reduced MSR valuations.  However, the strong origination and financing results show that our integrated business model is capable of performing well over any interest rate cycle.  We remain committed to freeing up capital from the servicing segment to reinvest in our origination and financing businesses, which provide better leverage and return potential.  The strength of our balance sheet continues to put us in a strong position to take advantage of changing market dynamics.”

Mortgage loan origination volume increased 17% to $2.84 billion during the first quarter of 2015 from $2.42 billion in the first quarter of 2014, and decreased 16% from $3.37 billion in originations in the fourth quarter of 2014. Lock volume was up 41% to $4.88 billion during the first quarter of 2015 from $3.46 billion in the first quarter 2014, and grew 22% from lock volume of $4.01 billion in the fourth quarter of 2014.

The Company's servicing portfolio, as measured by unpaid principal balance ("UPB"), was $17.0 billion at March 31, 2015, an increase of 20% over the March 31, 2014 UPB of $14.1 billion, and down 7% from the December 31, 2014 UPB of $18.3 billion.

Mortgage loan funded volume1 through the Company's warehouse lines of credit provided to its correspondent customers in the Company's Financing segment increased 517% to $638.1 million in the first quarter of 2015 from $103.4 million in the first quarter of 2014, and increased 35% from $472.4 million in the fourth quarter of 2014.

Revenues increased 16% to $44.3 million in the first quarter of 2015 from $38.3 million in the first quarter of 2014, and were up 67% from $26.5 million in the fourth quarter of 2014. The increase over prior year was primarily due to increases in gains on mortgage loans held for sale, net, loan servicing fees, interest and other income, loan origination fees and gain on sale of mortgage servicing rights, substantially offset by a decrease in the fair value of our MSRs and increased loan payoffs and principal amortization of our MSRs.

Net loss for the first quarter 2015 was $11.1 million, or $0.43 per diluted share, compared to net loss of $7.9 million, or $0.31 per diluted share in the first quarter of 2014, and $21.4 million, or $0.83 per diluted share in the fourth quarter of 2014.

1 Excludes Crossline from all periods. Prior to the integration, Crossline Capital was considered a NattyMac account. Beginning on October 1, 2014, Crossline's volume was no longer funded through NattyMac.

Adjusted net income2 was $4.3 million, or $0.17 per diluted share2, for the first quarter 2015, after excluding pre-tax non-cash mortgage servicing rights valuation adjustments of $24.4 million and adding certain other pre-tax non-cash expense items totaling $0.8 million. Adjusted net income was $3.4 million, or $0.13 per diluted share, for the first quarter 2014 and adjusted net loss was $1.2 million, or $0.05 per diluted share, for the fourth quarter of 2014. Refer to page 7 for a reconciliation of adjusted net income and adjusted diluted earnings per share to the most directly comparable measures calculated in accordance with GAAP.

2 Adjusted net income and adjusted diluted earnings per share are considered non-GAAP financial measures. These non-GAAP financial measures are performance measures and are presented to provide additional information about our core operations. See page 7 of this release for a discussion of the use of these non-GAAP measures and a reconciliation of each of these non-GAAP measures to the most comparable measure prepared in accordance with GAAP.

Recent Developments

April 2015 Key Operating Highlights

•	Total origination volume was $1,099.8 million during the month of April 2015, up 16% compared with average origination volume of $946.0 million per month during the first quarter of 2015.

•	Average mortgage loans locked per business day in April 2015 decreased 11% to $71.0 million, compared with average locks per business day of $80.0 million during the first quarter of 2015.

•	Retail locks per day decreased 6% in April 2015 to $18.7 million to represent 26% of total lock volume, compared to 25% of total lock volume during the first quarter of 2015.

•
On April 30, 2015, the Company completed a sale of MSRs with an underlying UPB of nearly $2.0 billion in GNMA loans to an unrelated third party.  The Company will perform temporary sub-servicing activities with respect to the underlying loans through the established transfer date, targeted for the third quarter of 2015, for a fee, during which time the Company would also be entitled to certain other ancillary income amounts.

Conference Call and Webcast

The Company will host a conference call tomorrow, May 7, 2015, at 9:00 a.m. EDT in which management will discuss the first quarter earnings results.

To access the call please dial (877) 303-5863 from the United States, or (678) 304-6908 from outside the U.S. The conference call I.D. number is 29616992. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.

A replay of the call can be accessed through June 7, 2015 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 29616992.

This call will also be available as a live webcast which can be accessed at Stonegate Mortgage's Investor Relations Website at http://investors.stonegatemtg.com/. Presentation materials for the call will also be available on the Company's Investor Relations Website at http://investors.stonegatemtg.com/.

About Stonegate Mortgage Corporation

Founded in 2005, Stonegate Mortgage Corporation (NYSE: SGM) is a leading, publicly traded, non-bank mortgage company that originates, finances and services agency and non-agency residential mortgages through its network of retail offices and approved third party originators. Stonegate Mortgage also provides financing through its fully integrated warehouse lending platform, NattyMac. Stonegate Mortgage’s operational excellence, financial strength, dedication to customer service and commitment to technology have positioned the firm as a leading provider in the emerging housing finance market.

For more information on Stonegate Mortgage Corporation, please visit www.stonegatemtg.com.

Stonegate Mortgage Corporation
Key Operating Statistics
(Unaudited)

	Three Months Ended
(In millions)	March 31, 2015	December 31, 2014	March 31, 2014
Origination volume by channel:
Retail	$593.2	$565.3	$260.9
Wholesale	807.1	818.4	422.2
Correspondent	1,437.6	1,985.2	1,738.8
Total origination volume	$2,837.9	$3,368.9	$2,421.9

Average origination volume per business day	$46.5	$57.1	$39.7

Mortgage loan locks volume:
Mortgage loans locked	$4,881.5	$4,010.8	$3,464.5
Average mortgage loans locked per business day	$80.0	$68.0	$55.0

	As of
	March 31, 2015	December 31, 2014	March 31, 2014
Servicing portfolio	$16,964.7	$18,336.7	$14,102.8

Stonegate Mortgage Corporation
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
(In thousands, except per share data)	March 31, 2015	December 31, 2014	March 31, 2014
Revenues
Gains on mortgage loans held for sale, net	$52,841	$37,622	$28,631
Gains on sales of mortgage servicing rights	199	(76)	—
Changes in mortgage servicing rights valuation	(24,389)	(32,327)	(7,931)
Payoffs and principal amortization of mortgage servicing rights	(13,766)	(9,416)	(2,727)
Loan origination and other loan fees	6,344	7,257	5,077
Loan servicing fees	14,339	12,092	9,174
Interest and other income	8,751	11,393	6,077
Total revenues	44,319	26,545	38,301

Expenses
Salaries, commissions and benefits	37,948	36,419	33,420
General and administrative expense	8,440	10,194	8,209
Interest expense	8,409	9,072	3,813
Occupancy, equipment and communication	5,861	5,222	4,141
Provision for mortgage repurchases and indemnifications-change in estimate	86	(884)	395
Depreciation and amortization expense	1,781	1,530	1,083
Loss on disposal and impairment of long lived assets	6	1,305	91
Total expenses	62,531	62,858	51,152

Loss before income tax benefit	(18,212)	(36,313)	(12,851)
Income tax benefit	(7,093)	(14,929)	(4,967)
Net loss attributable to common stockholders	(11,119)	(21,384)	(7,884)

Loss per share
Basic	$(0.43)	$(0.83)	$(0.31)

Diluted	$(0.43)	$(0.83)	$(0.31)

Stonegate Mortgage Corporation
Consolidated Balance Sheets
(Unaudited)

(In thousands, except share and per share data)	March 31, 2015	December 31, 2014

Assets
Cash and cash equivalents	$52,491	$45,382
Restricted cash	3,046	4,482
Mortgage loans held for sale, at fair value	957,922	1,048,347
Servicing advances	10,331	11,193
Derivative assets	29,478	12,560
Mortgage servicing rights, at fair value	170,580	204,216
Property and equipment, net	18,624	17,047
Loans eligible for repurchase from GNMA	116,051	109,397
Warehouse lending receivables	164,462	85,431
Goodwill and other intangible assets, net	7,268	7,390
Subordinated loan receivable	30,000	30,000
Other assets	25,186	21,106
Total assets	$1,585,439	$1,596,551

Liabilities and stockholders' equity
Liabilities
Secured borrowings - mortgage loans	$542,953	$592,798
Mortgage repurchase borrowings	516,881	472,045
Warehouse lines of credit	933	1,374
Secured borrowings - mortgage servicing rights	71,058	75,970
Operating lines of credit	5,000	2,000
Accounts payable and accrued expenses	32,353	28,350
Derivative liabilities	11,864	9,044
Reserve for mortgage repurchases and indemnifications	4,877	4,967
Due to related parties	—	0
Contingent earn-out liabilities	2,155	3,005
Liability for loans eligible for repurchase from GNMA	116,051	109,397
Deferred income tax liabilities, net	4,735	11,831
Other liabilities	6,801	5,695
Total liabilities	1,315,661	1,316,476

Stockholders' equity
Common stock, par value $0.01, shares authorized – 100,000,000; shares issued and outstanding: 25,780,973 and 25,780,973	264	264
Additional paid-in capital	267,905	267,083
Retained earnings	1,609	12,728
Total stockholders' equity	269,778	280,075
Total liabilities and stockholders' equity	$1,585,439	$1,596,551

Stonegate Mortgage Corporation
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(In thousands)	2015	2014
Operating Activities
Net loss	$(11,119)	$(7,884)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	1,781	1,083
Loss on disposal of property and equipment	6	91
Gains on mortgage loans held for sale, net	(44,820)	(28,631)
Gains on sale of mortgage servicing rights	(199)	—
Changes in mortgage servicing rights valuation	24,389	7,931
Payoffs and principal amortization of mortgage servicing rights	13,766	2,727
Provision for reserve for mortgage repurchases and indemnifications - change in estimate	86	395
Stock-based compensation expense	822	899
Deferred income tax benefit	(7,096)	(4,967)
Change in fair value of contingent earn-out liabilities	24	42
Payments of contingent earn-out liabilities in excess of original fair value estimate	(406)	—
Proceeds from sales and principal payments of mortgage loans held for sale	3,151,393	2,272,924
Originations and purchases of mortgage loans held for sale	(3,050,249)	(2,421,868)
Repurchases and indemnifications of previously sold loans	(10,748)	(1,469)
Changes in operating assets and liabilities:
Restricted cash	1,436	(429)
Servicing advances	862	887
Warehouse lending receivables	(79,031)	(12,114)
Other assets	(736)	(888)
Accounts payable and accrued expenses	3,807	(7,660)
Due to related parties	—	(608)
Net cash used in operating activities	(6,032)	(199,539)

Investing activities
Net proceeds from sale of mortgage servicing rights	28,439	—
Purchases of property and equipment	(3,242)	(1,550)
Purchases in a business combination, net of cash acquired	—	(258)
Purchase of mortgage servicing rights	(86)	(1,622)
Net cash provided by (used in) investing activities	25,111	(3,430)

Financing activities
Proceeds from borrowings under mortgage funding arrangements - mortgage loans and operating lines of credit	5,379,556	5,061,958
Repayments of borrowings under mortgage funding arrangements - mortgage loans and operating lines of credit	(5,386,014)	(4,884,194)
Proceeds from borrowings under mortgage funding arrangements - MSRs	5,000	—
Repayments of borrowings under mortgage funding arrangements - MSRs	(9,912)	—
Payments of contingent earn-out liabilities not exceeding original fair value estimate	(468)	(25)
Payments of debt issuance costs	(132)	—
Net cash (used in) provided by financing activities	(11,970)	177,739

Change in cash and cash equivalents	7,109	(25,230)
Cash and cash equivalents at beginning of period	45,382	43,104
Cash and cash equivalents at end of period	$52,491	$17,874

Stonegate Mortgage Corporation
GAAP Reconciliation
(Unaudited)

We calculate adjusted net income (loss) and adjusted diluted earnings (loss) per share as performance measures, which are considered non-GAAP financial measures, to further aid our investors in understanding and analyzing our core operating results and comparing them among periods. Adjusted net income (loss) and adjusted diluted earnings (loss) per share exclude certain items that we do not consider part of our core operating results, including changes in valuation inputs and assumptions on our MSRs, stock-based compensation expenses, other non-routine costs and acquisition related costs. Other non-routine costs for the fourth quarter of 2014 include an impairment charge recognized from the anticipated significant change in future use of the related asset. Other non-routine costs consists primarily of guarantees and other compensation expense prior to the period of meaningful origination production during the first quarter of 2014. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for total revenues, income (loss) before income tax expense, net income (loss) or diluted earnings (loss) per share prepared in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. These non-GAAP financial measures are performance measures and are presented to provide additional information about our core operations.

	Three Months Ended
(In thousands, except per share data)	March 31, 2015	December 31, 2014	March 31, 2014
Net loss	$(11,119)	$(21,384)	$(7,884)
Adjustments:
Changes in valuation inputs and assumptions on MSRs	24,389	32,327	7,931
Stock-based compensation expense	822	699	899
Other non-routine expenses	—	1,290	9,593
Acquisition related costs	—	—	49
Tax effect of adjustments	(9,819)	(14,108)	(7,149)
Adjusted net income (loss)	$4,273	$(1,176)	$3,439

Diluted loss per share	$(0.43)	$(0.83)	$(0.31)
Adjustments:
Changes in valuation inputs and assumptions on MSRs	0.95	1.25	0.31
Stock-based compensation expense	0.03	0.03	0.04
Other non-routine expenses	—	0.05	0.37
Acquisition related costs	—	—	—
Tax effect of adjustments	(0.38)	(0.55)	(0.28)
Adjusted diluted earnings (loss) per share	$0.17	$(0.05)	$0.13

Forward Looking Statements

Various statements contained in this earnings release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. Our forward- looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “intend,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this earnings release speak only as of the date of this earnings release; we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including those discussed in the “Risk Factors” section within our 2014 Annual Report on Form 10-K filed on March 6, 2015 and any revisions to those Risk Factors in subsequent filings, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

Media:
Sloane & Company (on behalf of Stonegate Mortgage Corporation)
Whit Clay
W: 212-446-1864
wclay@sloanepr.com
or
Investor:
Stonegate Mortgage Corporation
Michael McFadden
W: 317-663-5904
michael.mcfadden@stonegatemtg.com